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                                                                     EXHIBIT 5.1


(404) 572-4600                                                    (404) 572-5100


                               April 14, 1998



Horizon Medical Products, Inc.
One Horizon Way
P.O. Drawer 627
Manchester, Georgia 31816

         Re: Horizon Medical Products, Inc. -- Registration Statement on Form S-1 relating to 3,993,950 shares of Common Stock


Ladies and Gentlemen:

         We have acted as counsel for Horizon Medical Products, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the proposed public offering and sale of up to (i) 2,600,000 shares of the Company's Common Stock, par value $.001 per share (the "Company Firm Shares") by the Company, (ii) 520,950 shares of the Company's Common Stock, par value $.001 per share, subject to an overallotment option by the Company (the "Company Option Shares"), and (iii) 873,000 shares of the Company's Common Stock, par value $.001 per share (the "Shareholders Firm Shares") by the Selling Shareholders pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, Credit Suisse First Boston Corporation, BancAmerica Robertson Stephens and NationsBanc Montgomery Securities LLC, as representatives of the several underwriters.


         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.
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Horizon Medical Products
April 14, 1998
Page 2





         The opinions expressed herein are limited in all respects to the Georgia Business Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

                      (i) Upon the filing and acceptance of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of Georgia, the Company Firm Shares will be duly authorized and, upon the issuance of the Company Firm Shares against payment therefore as provided in the Underwriting Agreement, the Company Firm Shares will be validly issued, fully paid and nonassessable.


                      (ii) Upon the filing and acceptance of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of Georgia, the Company Option Shares will be duly authorized and, upon the issuance of the Company Option Shares against payment therefore as provided in the Underwriting Agreement, the Company Option Shares will be validly issued, fully paid and nonassessable.

                      (iii) Upon the filing and acceptance of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of Georgia, the Shareholders Firm Shares will be duly authorized, and upon the issuance of certain of such Shareholders Firm Shares against payment therefor as provided in any warrant or similar agreement to which they may be subject, the Shareholders Firm Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                    Very truly yours,



                                    KING & SPALDING